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                                                              Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Glenayre Technologies, Inc.'s Registration Statements No. 33-43797 on Form S-8, No. 33-43798 on Form S-8, No. 33-68766 on Form S-8, No. 33-80464 on Form S-8 and No. 33-88818 on Form S-4, as
amended by Post-Effective Amendment No. 1 on Form S-8 of our report dated January 31, 1996, with respect to the consolidated financial statements and schedule of Glenayre Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.



                                                   ERNST & YOUNG LLP





Charlotte, North Carolina
March 27, 1996